Exhibit 99.5

Dear Flow Control Colleagues:

Today, our company made a major announcement of a plan to separate Tyco into three public companies. This represents an important strategic decision to take Tyco in a new direction. It opens an exciting new chapter for each of the three new companies, and I am particularly enthusiastic about the opportunities this presents for the flow control business, our customers and our colleagues.

Under the plan, we will create three distinct companies from Tyco’s current portfolio of businesses: a standalone ADT North America residential security business; a commercial fire and security business; and our flow control business. The process of creating three public companies will take approximately 12 months to complete as we work through financial, legal and regulatory requirements, including approval of the transaction by Tyco shareholders.

Once the separation is complete, each company will have its own management team, board of directors, shareholders and publicly traded stock. More importantly, each business will have greater flexibility to pursue its own focused growth strategy, further strengthen customer relationships and deliver long-term value to our shareholders.  I am honored to have the opportunity to serve as CEO for the flow control company and am very confident about our prospects for continued growth and success. I am also delighted that Ed Breen will serve on the board of directors of our new company and look forward to working with him in our new roles.

One of the very clear themes you will hear from Ed and the Tyco leadership team is that we are taking this step from a position of strength. Over the last four years, we have made great progress strengthening our competitive position in our core security, fire and flow control platforms. We’ve invested in our businesses, expanded our product and service offerings, enhanced our presence in emerging markets and made key strategic acquisitions.

Within flow control, I am proud of the great work of our entire team to get us to a point where we are well-positioned to take the next step as a standalone public company.  Today, we have strong positions in very large and attractive end markets. We are expanding our footprint in high-growth emerging markets by investing in organic growth and acquisitions. We continue to add after-market service capabilities to meet our customers’ needs around the globe.  And we are making significant progress in developing frame agreements with key global customers and leveraging our broad portfolio of products and services. These competitive strengths will enable us to attract investors and capital that can be deployed to achieve our long-term goal of becoming the undisputed leader in the markets we serve around the world.

As we take the first steps to plan for this exciting future, I want to emphasize the importance of continuing to deliver on our commitments for the remainder of 2011 and throughout the coming year.  While the work of completing the separation will involve some members of our team, it will be ‘business as usual’ for the vast majority of our 15,000 colleagues in flow control. It is more important than ever for us to stay focused on our day-to-day responsibilities, serving our customers and meeting our financial commitments.

In the coming weeks, you’ll hear more about the separation from me and the Tyco leadership team, including the selection of a headquarters location for the new flow company. Additional information on the separation will also be available on InsideTyco. We will keep you informed of our progress through regular communications. We have come a long way as a team and we are in a strong position today to build on our success as we prepare for our future as an independent public company.

Regards,

Patrick Decker
President, Tyco Flow Control

OTHER IMPORTANT INFORMATION

In connection with the proposed spin-off transactions, a definitive proxy statement for the stockholders of Tyco will be filed with the Securities and Exchange Commission (the “SEC”).   Tyco will mail the final proxy statement to its stockholders.  BEFORE MAKING ANY VOTING DECISION, TYCO’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED SPIN-OFF TRANSACTIONS.  Investors and security holders may obtain, without charge, a copy of the proxy statement, as well as other relevant documents containing important information about Tyco at the SEC’s website (http://www.sec.gov) once such documents are filed with the SEC.  You may also read and copy any reports, statements and other information filed by Tyco at the SEC public reference room at 100 F. Street, N.E., Washington D.C 20549.  Please call the SEC at 1-800-SEC-0330 for further information.

Tyco and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed spin-off transactions.  Information concerning the interests of Tyco’s participants in the solicitation is set forth in Tyco’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and in the proxy statement relating to the spin-off transactions when it becomes available.